EMMET, MARVIN & MARTIN, LLP
COUNSELLORS AT LAW


WRITER'S DIRECT DIAL
120 BROADWAY
NEW YORK, NEW YORK 10271
_____
(212) 238-3000
_____
FAX: (212) 238-3100
http://www.emmetmarvin.com

177 MADISON AVENUE
MORRISTOWN, NEW JERSEY 07960
(973) 538-5600
FAX: (973) 538-6448

1351 WASHINGTON BOULEVARD
2ND FLOOR
STAMFORD, CONNECTICUT 06902-4543
(203) 425-1400
FAX: (203) 425-1410

April 14, 2003


The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286
Re:
American Depositary Receipts for Ordinary Shares,
Par Value of Ten South African Cents each, of The Afrikander
Lease Limited
Ladies and Gentlemen:
We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares
("ADSs") evidenced by American Depositary Receipts ("ADRs")
 for ordinary shares, par value of ten South African cents each, of The Afrikander Lease Limited for which you propose to act as Depositary.
We are of the opinion that the ADSs covered by the Registration
 Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.
This opinion may be used by you as an exhibit to the Registration
 Statement.
Very truly yours,

/s/ EMMET, MARVIN & MARTIN, LLP
EMMET, MARVIN & MARTIN, LLP














Exhibit 4